EXHIBIT 10.9.1

DIAMONDHEAD CASINO CORPORATION

OFFERS TO AMEND

Diamondhead Casino Corporation, a Delaware corporation (the “Company” or the “Issuer”), pursuant to a Private Placement Memorandum dated February 14, 2014 (the “Memorandum”), offered up to an aggregate of $3,000,000 of its securities to accredited or institutional investors, on the terms and conditions described in the Memorandum (the “Original Offering”). The Offering consisted of three tranches as follows:

(a)          $1,000,000 of First Tranche Collateralized Convertible Senior Debentures convertible into an aggregate of 3,333,333 shares of Common Stock of the Company at a conversion price of $ .30 per share (the “First Tranche Debentures”);

(b)           $1,000,000 of Second Tranche Collateralized Convertible Senior Debentures, convertible into an aggregate of 2,222,222 shares of Common Stock of the Company at a conversion price of $ .45 per share (the “Second Tranche Debentures”); and

(c)           $1,000,000 of Third Tranche Collateralized Convertible Senior Debentures, convertible into either 1,818,182 shares of Common Stock or 1,333,333 shares of Common Stock of the Company, at a conversion price of $ .55 or $ .75 per share depending upon certain conditions described in the Memorandum (the “Third Tranche Debentures”).

The Company is offering to amend, upon the terms and conditions set forth herein, the conversion terms of the First Tranche Debentures, which were issued on March 31, 2014 (“Amendment I”). The Company is separately offering to amend, upon the terms and conditions set forth herein, the terms for issuance and conversion of the Second and Third Tranche Debentures, as well as the period of time within which to perform the Third Tranche Closing Obligations, as amended (“Amendment II”).

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE TRANSACTION CONTEMPLATED HEREIN; PASSED UPON THE MERITS OR FAIRNESS OF THE TRANSACTIONS; OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

OUR BOARD OF DIRECTORS MAKES NO RECOMMENDATION AS TO WHETHER OR NOT YOU SHOULD PARTICIPATE IN EITHER OR BOTH OF THE OFFERS TO AMEND. YOU MUST MAKE YOUR OWN DECISION WITH RESPECT TO THE OFFERS TO AMEND. FOR QUESTIONS REGARDING TAX IMPLICATIONS OR OTHER INVESTMENT-RELATED QUESTIONS, YOU SHOULD TALK TO YOUR OWN ATTORNEY, ACCOUNTANT AND/OR FINANCIAL PLANNER.

NEITHER WE NOT THE PLACEMENT AGENT HAVE AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON OUR BEHALF AS TO WHETHER OR NOT YOU SHOULD AGREE TO EITHER OR BOTH OF THE OFFERS TO AMEND. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS DOCUMENT IN MAKING YOUR DECISION.

THESE OFFERS TO AMEND ARE DIRECTED SOLELY TO THE INSTITUTIONAL AND ACCREDITED INVESTORS OF THE ORIGINAL OFFERING. DISTRIBUTION OF THESE OFFERS TO AMEND TO ANY OTHER PERSON IS UNAUTHORIZED AND ANY REPRODUCTION OF THESE OFFERS OR RELATED DOCUMENTS, IN WHOLE OR IN PART, IS PROHIBITED.

THE SECURITIES BEING OFFERED PURSUANT TO THESE OFFERS TO AMEND ARE BEING OFFERED PURSUANT TO EXEMPTIONS PROVIDED BY SECTION 4(A)(2) OF THE SECURITIES ACT OF 1933, AS AMENDED, REGULATION D THEREUNDER, CERTAIN STATE SECURITIES LAWS AND CERTAIN RULES AND REGULATIONS PROMULGATED THEREUNDER.

DECEMBER 4, 2014

BACKGROUND LEADING TO OFFERS TO AMEND

Securities and Exchange Commission Proceedings

In its Private Placement Memorandum dated February 14, 2014, the Company informed Investors that the Company was not in compliance with its reporting requirements under Section 13(a) of the Securities Exchange Act of 1934 (the “Exchange Act”). (See first risk factor entitled “The Company is not in compliance with its reporting requirements under Section 13(a) of the Securities Exchange Act of 1934.”)(Memorandum, at page 11.)

As the Company also stated in the Memorandum, the Company had not filed any financial statements, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q or other periodic reports with the Securities and Exchange Commission, which it was required to file, since it filed its Form 10-Q for the period ended June 30, 2011. The Company did not have the funds to retain accountants, outside auditors, and/or outside attorneys to prepare, review and file the documents and/or financial statements which the Company was required to file with the Securities and Exchange Commission (the “SEC”). As the Company stated, by letter dated August 19, 2013, the SEC notified the Company that it was not in compliance with the reporting requirements under Section 13(a) of the Securities Exchange Act of 1934 and that it should file all required reports within fifteen days from the date of the letter. The SEC informed the Company that if it did not file all required reports within fifteen days, that it may be subject, without further notice, to an administrative proceeding to revoke its registration under the Exchange Act and, in addition, that if the Company’s stock was trading, it also may be subject to a trading suspension by the Commission pursuant to Section 12(k) of the Exchange Act. The Company further stated:

We presently need to file our annual reports for the years ended December 31, 2011 and December 31, 2012 and seven quarterly reports in order to become current in our Exchange Act reporting requirements. If we fail to become current on our reporting requirements, we will not be able to list on an exchange or trading platform and, as a result, the market liquidity for our securities would be limited or non-existent. The proceeds of this offering will be used, in part, to pay the Company’s former CFO, who has already been retained, to prepare the financial statements and delinquent reports required to be filed under the Exchange Act, and to retain and pay the Company’s outside auditor, Friedman LLP, to review and/or audit the delinquent reports required to be filed under the Exchange Act. (Memorandum, at pages 11-12.)

The First Closing and Preparation for the Second Closing

The First Closing occurred on March 31, 2014, at which time the First Tranche Debentures were issued and the Company received aggregate gross proceeds of $1,000,000 from the Escrow Account. On April 2, 2014, the Company retained Friedman LLP to audit and/or review the Company’s financial statements required to be included in the Forms 10-K and Forms 10-Q necessary for the Company to file as part of the Second Closing Obligations. The Company had already retained its former Chief Financial Officer to begin the preparation of the financial statements pending the First Closing. On May 5-6, 2014, the Company’s auditors conducted their on-site audit of the Company’s books and records.

SEC Action Subsequent to the First Closing

On June 18, 2014, the SEC issued an Order of Suspension of Trading in which it stated that “[i]t appears to the [SEC] that there is a lack of current and accurate information concerning the securities of Diamondhead Casino Corporation because it has not filed any periodic reports since the period ended June 30, 2011.” The Order further stated that “[t]he Commission was of the opinion that the public interest and the protection of investors require[d] a suspension of trading” and the Commission ordered, pursuant to Section 12(k) of the Securities Exchange Act of 1934, that trading in the Company’s securities be suspended from June 18, 2014 through July 1, 2014. On June 18, 2014, the SEC also issued an Order Instituting Administrative Proceedings (“OIP”) and Notice of Hearing Pursuant to Section 12(j) of the Securities Exchange Act of 1934, alleging that the Company was delinquent in its periodic filings with the SEC, having not filed any periodic reports since it filed its Form 10-Q for the period ended June 30, 2011 and, therefore, that the Company had failed to comply with Securities Exchange Act Section 13(a) and Rules 13a-1 and 13a-13 thereunder.

On June 27, 2014, the Company filed an Answer to the OIP in which it admitted that it had not filed any periodic reports since it filed its Form 10-Q for the period ended June 30, 2011. On July 29, 2014, the Company attended a prehearing conference at which it requested an in-person hearing. On August 11, 2014, the SEC issued an Initial Decision on Default and Order for Motion for Summary Disposition as to Diamondhead Casino Corporation. The SEC found that there were no issues of material fact that required an in-person hearing, granted the Division leave to file a motion for summary disposition, and set a briefing schedule for the parties to file their briefs.

The Board of Directors of the Company determined that defending itself against the OIP would likely have resulted in extensive, time-consuming and expensive litigation. Moreover, the Company believed that litigation would not have resulted in a favorable outcome inasmuch as the Company had not, in fact, met its reporting requirements. Accordingly, the Board of Directors determined that litigation would have constituted a waste of the Company’s scarce resources and capital.

On August 29, 2014, the Company made an Offer of Settlement in which it admitted that it had failed to comply with Exchange Act Section 13(a) and Rules 13a-1 and 13a-13 thereunder because it had not filed any periodic reports with the SEC since the quarterly period ended June 30, 2011. The Company consented to the entry of an Order, pursuant to Section 12(j) of the Exchange Act, revoking the registration of the Company’s securities registered pursuant to Section 12 of the Exchange Act. On September 4, 2014, the SEC entered an Order Making Findings and Revoking Registration of Securities Pursuant to Section 12(j) of the Securities Exchange Act of 1934 as to Diamondhead Casino Corporation, pursuant to the Offer of Settlement. Thus, effective September 4, 2014, the registration of each class of the Company’s securities registered pursuant to Section 12 of the Exchange Act was revoked and the Company’s Common Stock no longer trades (the “Revocation”).

Re-Registration of the Company’s Common Stock

After the Issuer’s registration was revoked, the Board of Directors voted to re-register the Company’s Common Stock under the Exchange Act and to proceed with the Offers to Amend.

To re-register its Common Stock and be deemed current with the SEC, the Company is no longer required to file those Annual Reports (Form 10-K’s) and those Quarterly Reports (Form 10-Q’s) required to be filed under the original Second Closing Obligations. Instead, to re-register its stock with the SEC, the Company is required to file a Registration Statement on Form 10 with the SEC together with two years of audited financial statements Alternatively, the Company may file a Registration Statement on Form 8-A that incorporates by reference a Registration Statement on Form S-1.

Application for Gaming Site Approval

Shortly after the First Closing occurred, certain events transpired involving potential competitors in Diamondhead which convinced management that it would be in the best interest of the Company to file an application for gaming site approval with the Mississippi Gaming Commission pursuant to Rule 1.4 of the Mississippi Gaming Regulations (2013 edition) as soon as practicable. This filing was required to meet the Company’s Third Closing Obligations and was originally expected to be filed after the Second Closing Obligations had been met, when the Company would have had additional time and funds from the Second Closing to do so. Instead, however, on or about May 29, 2014, the Company filed its initial application for gaming site approval with the Mississippi Gaming Commission. The Company spent approximately three months working with its engineers and the Mississippi Gaming Commission and their legal and non-legal staff to secure site approval. On August 21, 2014, the Mississippi Gaming Commission voted to grant gaming site approval to Mississippi Gaming Corporation, the wholly-owned subsidiary of the Company that holds title to the Diamondhead property, for a 50-acre gaming site on the Property. Therefore, this Third Closing Obligation has now been satisfied.

To address the foregoing developments, the Company seeks to amend the Original Offering.

DESCRIPTION OF THE OFFERS TO AMEND

AMENDMENT I

OFFER TO AMEND CERTAIN TERMS AND CONDITIONS FOR THE CONVERSION OF THE FIRST TRANCHE COLLATERALIZED CONVERTIBLE SENIOR DEBENTURES ISSUED BY DIAMONDHEAD CASINO CORPORATION ON MARCH 31, 2014

The Company is offering to amend certain terms and conditions relating to the conversion of the First Tranche Debentures into common stock of the Company. These Debentures have already been issued. Therefore, the Company does not seek to amend the terms relating to the issuance of these debentures.

This Amendment to the conversion terms is required to ensure that the Investors can receive the benefit of the conversion features of the First Tranche Debentures and that the Company can convert the First Tranche Debentures into common stock of the Company. An Investor who does not agree to amend the conversion terms of the First Tranche Debenture will, in effect, end up with a Debenture that cannot be converted into common stock of the Company, regardless of the price of the common stock. While this outcome was always a possibility, the Company did not intend for it to be the sole outcome for Investors purchasing the First Tranche Debentures.

Section 3.1 of each of the Debentures deals with the conversion of the Debentures into common stock of the Company. This Amendment is required because Section 3.1 of the First Tranche Debentures requires that “… the Second Closing Obligations described in the Memorandum have been met.” However, this requirement can no longer be met since the Forms 10-K and Forms 10-Q required to be filed under the Second Closing Obligations will no longer be filed with the Securities and Exchange Commission as a result of the Revocation. In lieu thereof, in order to re-register its stock and bring its financial statements up to date, the Company intends to file a Registration Statement on Form 10 with the Securities and Exchange Commission, together with other required documents. Alternatively, the Company may file a Registration Statement on Form 8-A that incorporates by reference a Registration Statement on Form S-1, which has the same effect as a Form 10 with respect to registering a company’s Common Stock with the SEC under the Exchange Act.

Under the terms of the Original Offering, the Investors of the First Tranche Debentures were entitled to have their Debentures converted once the Company had met the original Second Closing Obligations and the average closing price of the stock was 150% or more of the conversion price of $.30 for 30 consecutive business days immediately prior to the Conversion Date. However, as a result of the Revocation, the Investors are left with a First Tranche Debenture that could never be converted, regardless of the price of the Company’s common stock. Neither the Company nor (in the belief of the Company) the Investor, intended such a result. Therefore, to remedy this unintended effect, the Company is offering to amend the First Tranche Debentures by modifying the conversion terms and making other ministerial changes.

The first paragraph of Section 3.1 of the First Tranche Debenture, which deals with the terms for conversion of the Debenture, now reads as follows:

SECTION 3.1.  Conversion.  Subject to Section 3.5(c) below, which provides for circumstances under which the Conversion Price of this Debenture will be adjusted, this Debenture will be converted at the Conversion Price of $.30 per share into 3,333,333 shares of Common Stock when and if: 1) the Second Closing Obligations described in the Memorandum have been met; and 2) the average closing price of the Common Stock on the principal trading market for the Company’s Common Stock is 150% or more of the Conversion Price for the thirty consecutive business days immediately prior to the Conversion Date. [Emphasis added.]

As previously explained, the Second Closing Obligations will not be met. Therefore, in Amendment I, the Company proposes to delete the above paragraph and substitute the following in lieu thereof:

SECTION 3.1.  Conversion.  Subject to Section 3.5(c) below, which provides for circumstances under which the Conversion Price of this Debenture will be adjusted, the First Tranche Debentures will be converted at the Conversion Price of $.30 per share into 3,333,333 shares of Common Stock when and if:

1.  The Company has filed a Registration Statement on Form 10 (or a Form 8-A that incorporates by reference a Form S-1) with the Securities and Exchange Commission;

2.  The Company’s common stock is trading on a national securities exchange or any over-the-counter market, interdealer quotation system or similar market or system;

3.  The Company has held an Annual Meeting of Stockholders in accordance with applicable state and/or federal law, to seek stockholder approval to increase the number of authorized shares of Common Stock from fifty million to one hundred million shares or the Company has obtained such approval by written consent of its stockholders pursuant to Section 228 of the Delaware General Corporation Law;

4.  The Company is otherwise able to issue and deliver fully paid and non-assessable shares of Common Stock to the Holder upon conversion of this Debenture; and

5.  The average closing price of the Common Stock on the principal trading market for the Company’s Common Stock is 150% or more of the Conversion Price for the thirty consecutive business days immediately prior to the Conversion Date.

The form of the Amended and Restated First Tranche Debenture, which the Company is asking the Investors of the First Tranche Debentures to agree to, and which is marked up to show the above-referenced changes and other ministerial changes, as compared to the original First Tranche Debenture, is attached hereto as Exhibit A.

An Investor who agrees to Amendment I, should complete, sign and return the Amendment I-Election to Amend Form, a copy of which is attached hereto as Attachment I. The Company will cancel and mark as “void” in its Register of Notes and Debentures, the First Tranche Debentures issued to those Investors in the Original Offering who agree to Amendment I and substitute the Amended and Restated First Tranche Debenture for same. An Investor who does not agree to Amendment I is not required to do anything. Any such Investor’s original First Tranche Debenture will remain in effect in accordance with its stated terms.

An Investor of the First Tranche Debentures can agree to Amendment I without agreeing to Amendment II.

AMENDMENT II

OFFER TO AMEND CERTAIN TERMS AND CONDITIONS FOR THE ISSUANCE AND CONVERSION OF SECOND TRANCHE COLLATERALIZED CONVERTIBLE SENIOR DEBENTURES AND THIRD TRANCHE COLLATERALIZED CONVERTIBLE SENIOR DEBENTURES AND TO EXTEND THE PERIOD OF TIME WITHIN WHICH THE COMPANY IS REQUIRED TO COMPLETE THE THIRD CLOSING OBLIGATIONS, AS AMENDED

The Company is offering to amend certain terms relating to both the issuance of the Second and Third Tranche Debentures and the terms relating to the conversion of the Second and Third Tranche Debentures, if issued, into common stock of the Company. These Debentures have not been issued yet inasmuch as the Company has not been able to satisfy the Second Closing Obligations. Since the First Closing, as explained earlier, certain events have occurred which require that certain terms relating to the issuance of the Second and Third Tranche Debentures and certain terms relating to the conversion of the Second and Third Tranche Debentures, if issued, be amended. The Company is offering to amend the terms relating to the issuance of the Second and Third Tranche Debentures and the terms relating to the conversion of the Second and Third Tranche Debentures, if issued, into common stock of the Company. These Debentures have not been issued yet.

Under the terms of the Original Offering, the Second Tranche Debentures would only be issued and the funds from the purchase thereof released to the Company from the Escrow Account only if all of the Second Closing Obligations were satisfied on or prior to December 31, 2014. Similarly, the Third Tranche Debentures would only be issued and the funds from the purchase thereof released to the Company from the Escrow Account only if all of the Second Closing Obligations and Third Closing Obligations were satisfied on or prior to December 31, 2014. As previously explained, the Second Closing Obligations will not be met because the Company will not be filing the Forms 10-K and Forms 10-Q required to have been filed to satisfy the Second Closing Obligations.

Therefore, in its Amendment II, the Company seeks, among other things, to eliminate all references in the Second Closing Obligations to the Forms 10-K and Forms 10-Q, since the

Company intends to file a Form 10 or, alternatively, a Form 8-A that incorporates by reference a Form S-1, with the SEC in lieu thereof. Moreover, since a number of the Second Closing Obligations have already been satisfied since the First Closing occurred, the Company seeks to remove all references to those Second Closing Obligations that have been satisfied or rendered moot. This will simplify and reduce the list of items remaining to be performed and eliminate any confusion over what obligations now remain to be performed. In addition, the Company seeks to amend both the Second and Third Closing Obligations by, in part, transposing the Second Closing Obligations with the Third Closing Obligations. Finally, the Company seeks to amend the period of time within which the Company is required to complete the Third Closing Obligations, as amended. A comparison between the original Second Closing Obligations and the Second Closing Obligations, as amended, pursuant to Amendment II herein, follows.

ISSUANCE OF SECOND TRANCHE DEBENTURES

Comparison of Original Second Closing Obligations to Amended Second Closing Obligation

The original Second Closing Obligations and conditions for issuance of the Second Tranche Debentures appear on page 7 of the Memorandum, which states as follows:

The Company will issue the Second Tranche Debentures at the Second Closing and the Escrow Agent will release $1,000,000 from the sale of the Second Tranche Debentures at the Second Closing, provided the Second Closing Obligations have been met. The Second Closing Obligations are as follows:

1.            The Company has filed its Annual Reports on Form 10-K for the periods ended December 31, 2011 and 2012, and any other Annual Report on Form 10-K that would have been required to have been filed as of the date of the Second Closing;

2.            The Company has filed its Quarterly Reports on Form 10-Q for the periods ended September 30, 2011, March 31, 2012, June 30, 2012, September 30, 2012, March 31, 2013, June 30, 2013 and September 30, 2013, and any other Quarterly Report on Form 10-Q that would have been required to have been filed as of the date of the Second Closing;

3.            The Company and its subsidiaries have filed their federal and state tax returns for the years ended 2011 and 2012;

4.            The Company has held an Annual Meeting of Stockholders in accordance with applicable state and Federal law, at which the stockholders of the Company approved an increase in the number of authorized shares of Common Stock of the Company from fifty million to one hundred million, or the Company has otherwise obtained such approval by written consent of its stockholders pursuant to Section 228 of the Delaware General Corporation Law;

5.            The Company is otherwise able to issue and deliver fully paid and non-assessable shares of Common Stock to the investors of this Offering in accordance with the terms of this Memorandum;

6.            The Company has obtained an updated property survey and preliminary engineering estimates for the construction of a casino/hotel on the Property;

7.            The Company has obtained a site location engineering study identifying viable locations(s) for the placement of the proposed casino/hotel on the Property; and

8.            The Company has obtained preliminary architectural estimates for the construction of the casino/hotel on the Property.

Status of the Original Second Closing Obligations

Items 1 and 2 of the above Obligations are no longer required inasmuch as the Company intends to file a Form 10 or, alternatively, a Form 8-A that incorporates by reference a Form S-1, with the SEC in lieu thereof. Item 3 was completed. Items 4 and 5 have not been completed. Item 6 was completed. Any updates to Item 7 were rendered moot as a result of early discussions with the Mississippi Gaming Commission and its staff, which resulted in a determination for the location of the gaming site that was acceptable to the Mississippi Gaming Commission. Item 8 was completed.

Amendment to Second Closing Obligations

The Company is seeking to amend the Second Closing Obligations by replacing all eight of the original Second Closing Obligations with the following single obligation:

The Company has filed an application for gaming site approval with the Mississippi Gaming Commission pursuant to Rule 1.4 of the Mississippi Gaming Regulations (2013 edition).

As previously noted, this obligation has already been completed. Therefore, this Amendment will allow the Company to immediately proceed to a Second Closing. The Escrow Agent is currently holding $1 million in Escrow for the purchase of the Second Tranche Debentures, assuming there is a Second Closing. If all of the Investors agree to Amendment II, then the Escrow Agent will release the entire $1 million held in Escrow for the purchase of the Second Tranche Debentures to the Company at the Second Closing. If less than all of the Investors agree to Amendment II, the Escrow Agent will release only that portion of the $1 million held in Escrow for the purchase of the Second Tranche Debentures that is attributable to Investors who agree to Amendment II, assuming there is a Second Closing. The remainder of the funds held in Escrow to purchase the Second Tranche Debentures will be returned to Investors who did not agree to Amendment II on or about December 31, 2014.

Additional Risk Factor

The original Offering contemplated a possible Second Closing at which the entire $1 million would be released to the Company and a possible Third Closing at which the final $1 million would be released to the Company. However, not all Investors may agree to accept Amendment II. Therefore, there may be insufficient funds released to the Company for the original purposes intended. The funds released to the Company may be materially reduced, depending on how many Investors agree to Amendment II. Thus, there is a new and material risk factor associated with this Offer to Amend, namely, that the funds released to the Company at a

Second Closing, assuming a Second Closing occurs, and/or at a Third Closing, assuming a Third Closing occurs, may be insufficient for the original purposes intended.

ISSUANCE OF THIRD TRANCHE DEBENTURES

Comparison of Original Third Closing Obligations to Amended Third Closing Obligations

The original Third Closing Obligations and conditions for issuance of the Third Tranche Debentures appear on pages 7-8 of the Memorandum, which states as follows:

The Company will issue the Third Tranche Debentures at the Third Closing and the Escrow Agent will release $1,000,000 from the sale of the Third Tranche Debentures at the Third Closing, provided the Third Closing Obligations have been met. The Third Closing Obligations are as follows:

1.  The Second Closing Obligations have been met;

2.  The Company issued the Second Tranche Debentures; and

3.  The Company has filed an application for gaming site approval with the Mississippi Gaming Commission pursuant to Rule 1.4 of the Mississippi Gaming Regulations (2013 edition) (the “Application”).

The Third Closing Obligations require that the Second Closing Obligations have been met. As previously stated, the Second Closing Obligations will not be met. Therefore, the Company is seeking to amend the Third Closing Obligations by replacing the original Third Closing Obligations with the following Third Closing Obligations:

1.              The Company has filed a Registration Statement on Form 10 (or a Form 8-A that incorporates by reference a Form S-1) with the Securities and Exchange Commission;

2.              The Company’s common stock is trading on a national securities exchange or any over-the-counter market, interdealer quotation system or similar market or system;

3.              The Company has held an Annual Meeting of Stockholders in accordance with applicable state and/or federal law, to seek stockholder approval to increase the number of authorized shares of Common Stock from fifty million to one hundred million shares or the Company has obtained such approval by written consent of its stockholders pursuant to Section 228 of the Delaware General Corporation Law;

4.              The Company is otherwise able to issue and deliver fully paid and non-assessable shares of Common Stock to the Investors upon conversion of the Debentures; and

5.              The required appraisals have been completed and the “Valuation” calculated to determine the Conversion Price of the Tranche 3 Debentures.

In addition, the Company requires additional time to complete the Third Closing Obligations as amended. Accordingly, the Company is also seeking to extend the period of time required to complete the Third Closing Obligations, as amended, to June 30, 2015. Investors who agree to Amendment II agree to this extension of time and to the extension of the Escrow Account Termination Date to June 30, 2015.

The Escrow Agent is currently holding $1 million in Escrow for the purchase of the Third Tranche Debentures, assuming there is a Third Closing. If all of the Investors agree to Amendment II, then the Escrow Agent will release the entire $1 million held in Escrow for the purchase of the Third Tranche Debentures to the Company at the Third Closing, assuming there is a Third Closing. If less than all of the Investors agree to Amendment II, the Escrow Agent will release only that portion of the $1 million held in Escrow for the purchase of the Third Tranche Debentures that is attributable to Investors who agree to Amendment II. The remainder of the funds held in Escrow to purchase the Third Tranche Debentures will be returned to Investors who did not agree to Amendment II on or about December 31, 2014.

An investor who does not agree to Amendment II is entitled to the return of his, her, or its remaining investment which is being held in Escrow. Thus, an investor who invested the required minimum of $150,000 to participate in the Original Offering, for example, would be entitled to the return of $100,000. The funds would be returned on or about December 31, 2014.

CONVERSION OF SECOND TRANCHE DEBENTURES

In addition to amending the terms for the issuance of the Second and Third Tranche Debentures, the Company is seeking to amend the terms for conversion of the Second and Third Tranche Debentures, once issued, into common stock of the Company. The conversion terms appear in Section 3.1 of each Debenture.

Under the terms of the Original Offering, the Second Tranche Debentures would be converted, among other things, when and if “the Third Closing Obligations described in the Memorandum have been met.” (Section 3.1 of Second Tranche Debenture) The Third Closing Obligations included the Second Closing Obligations which, as explained previously, will not be met. Therefore, the Second Tranche Debentures, as originally drafted, cannot be converted to common stock of the Company. Therefore, the terms for conversion of the Second Tranche Debentures must also be amended. The Company proposes to amend current Section 3.1 of the Second Tranche Debentures by deleting the first paragraph and substituting a new paragraph in lieu thereof. The second paragraph remains the same. The first paragraph of Section 3.1, as amended, would read as follows:

SECTION 3.1.  Conversion.  Subject to Section 3.5(c) below, which provides for circumstances under which the Conversion Price of this Debenture will be adjusted, the Second Tranche Debentures will be converted at the Conversion Price of $.45 per share into up to 2,222,222 shares of Common Stock when and if:

1.  The Company has filed a Form 10 (or a Form 8-A that incorporates by reference a Form S-1) with the Securities and Exchange Commission;

2.  The Company’s common stock is trading on a national securities exchange or any over-the-counter market, interdealer quotation system or similar market or system;

3.  The Company has held an Annual Meeting of Stockholders in accordance with applicable state and/or federal law, to seek stockholder approval to increase the number of authorized shares of Common Stock from fifty million to one hundred million shares or the Company has obtained such approval by written consent of its stockholders pursuant to Section 228 of the Delaware General Corporation Law;

4.  The Company is otherwise able to issue and deliver fully paid and non-assessable shares of Common Stock to the Holder upon conversion of this Debenture; and

5.  The average closing price of the Common Stock on the principal trading market for the Company’s Common Stock is 150% or more of the Conversion Price for the thirty consecutive business days immediately prior to the Conversion Date.

The form of Second Tranche Debenture, which the Company is asking the Investors to agree to, and which is marked up to show the above-referenced changes, as compared to the original Second Tranche Debenture, is attached hereto as Exhibit B.

CONVERSION OF THIRD TRANCHE DEBENTURES

In addition to amending the terms for issuance of the Third Tranche Debentures, the Company is seeking to amend the terms for conversion of the Third Tranche Debentures to common stock of the Company. The conversion terms need to be reworded in the event not all Investors agree to Amendment II. The first paragraph of Section 3.1 of the Third Tranche Debenture now reads as follows:

SECTION 3.1.  Conversion.  Subject to Section 3.5(c) below, which provides for circumstances under which the Conversion Price of this Debenture will be adjusted, this Debenture will be converted at a Conversion Price of either $0.55 per share into 1,818,182 shares of Common Stock or $0.75 per share into 1,333,333 shares of Common Stock (depending on the Valuation as provided in the Memorandum), when and if the average closing price of the Common Stock on the principal trading market for the Company’s Common Stock is 150% or more of the Conversion Price for the thirty consecutive business days immediately prior to the Conversion Date. [Emphasis added.]

The Company seeks to amend Section 3.1 of the Third Tranche Debentures by deleting the first paragraph and substituting a new paragraph in lieu thereof. The second paragraph remains the same. The first paragraph of Section 3.1, as amended, would read as follows:

SECTION 3.1.  Conversion.  Subject to Section 3.5(c) below, which provides for circumstances under which the Conversion Price of this Debenture will be adjusted, the Third Tranche Debentures will be converted at a Conversion Price of either $0.55 per share into up to 1,818,182 shares of Common Stock or $0.75 per share into up to 1,333,333 shares of Common Stock (depending on the Valuation as provided in the Memorandum), when and if the average closing price of the Common Stock on the principal trading market for the Company’s Common Stock is 150% or more of the Conversion Price for the thirty consecutive business days immediately prior to the Conversion Date. [Emphasis added.]

The form of Third Tranche Debenture, which the Company is asking the Investors to agree to, and which is marked up to show the above-referenced changes and other ministerial changes, as compared to the original Third Tranche Debenture, is attached hereto as Exhibit C.

Investors who agree to Amendment II should be aware that in the event the Company is unable to satisfy the Third Closing Obligations, as amended, such Investors will have First Tranche Debentures and Second Tranche Debentures that will likely be unable to be converted into Common Stock and such Debentures will likely remain obligations of the Company in accordance with their stated terms through the maturity dates thereof.

The Offers to Amend are personal to each Investor, and consequently, it is possible that some Investors may agree to the Offers to Amend, while other Investors may decline to do so. Thus, there is an increased risk to the Investors who agree to Amendment II, since not all of the funds now held in Escrow with respect to the Second Tranche and the Third Tranche would be released to the Company if less than all of the original Investors agreed to Amendment II. Therefore, our inability to access all funds remaining in Escrow and to apply the net proceeds thereof, may jeopardize our ability to fully or partially execute our business plan.

An investor who agrees to Amendment II as provided herein and in Exhibit B and C should complete, sign and return the Amendment II-Election to Amend Form which is attached hereto as Attachment II. An investor who does not agree to Amendment II is not required to do anything. An investor who does not agree to Amendment II is entitled to the return of his, her, or its remaining investment which is being held in Escrow. The funds would be returned on or about December 31, 2014.

OTHER INFORMATION

Accredited Investors

These Offers to Amend are limited to “accredited investors,” as that term is defined in Rule 501 of the Securities Act of 1933, as amended, and to those institutional and accredited investors who subscribed to the Private Placement Dated February 14, 2014. The Investors who subscribed to the Offering represented that they were “accredited” investors at the time of their investment and by agreeing to either or both of Amendment I and Amendment II, represent and warrant that he, she, or it remains an “accredited investor”.

The Offers to Amend are not being made in any jurisdiction in which the Offers to Amend would not be in compliance with the laws of such jurisdiction.

Expiration Date

The period during which an investor may elect Amendment I and/or Amendment II, pursuant to the terms described herein, will commence on the date of this Offer to Amend and end on December 31, 2014, at 8:00 p.m. eastern standard time.

Procedure for Accepting Offer(s) to Amend

An investor’s right to elect an Offer to Amend expires if he, she, or it, does not properly execute and deliver the applicable Election to Amend form on or before the Expiration Date. There is an Election to Amend form for Amendment I and a separate Election to Amend form for Amendment II. The Investor must complete, execute and return an Election to Amend form for each Offer to Amend that an investor agrees to accept. The form(s) must be received at the Company’s corporate address, or received via email or facsimile by the Company, on or before 8:00 p.m. (eastern standard time) on December 31, 2014. The Election to Amend forms contain the Company’s corporate address, email address and facsimile number for this purpose.

Interest of Directors and Executive Officers in this Offer to Amend

Mr. Harrison, the Vice President of the Company, who is also a Director of the Company, invested in the Original Offering for the minimum purchase price of $150,000. Mr. Harrison was an Officer and Director of the Company at the time of his investment. Mr. Arneault, the current Chairman of the Board of Directors of the Company, who is also President and CEO of Casino World, Inc., a wholly owned subsidiary of the Company, also invested in the Original Offering for the minimum purchase price of $150,000. Mr. Arneault was not an Officer or Director of the Company at the time of the Original Offering, but became an Officer and Director upon the First Closing on March 31, 2014. Therefore, the Offers to Amend are being extended to two of the Company’s current Officers and/or Directors and/or control persons.

AMENDMENTS TO ESCROW AGREEMENT

In order to effect the changes contemplated by Amendment I and Amendment II, the Company must also amend certain terms of the Escrow Agreement with the Escrow Agent to reflect such changes. A copy of the proposed Amendment No. 1 to Amended and Restated Escrow Agreement is attached hereto as Exhibit D.

ADDITIONAL INFORMATION

We will make available to any Investor, or the Investor’s representative, the opportunity to ask questions and receive answers concerning the terms and conditions of the Offers to Amend and to obtain information which we possess or can acquire without unreasonable effort or expense that is necessary to verify the accuracy or adequacy of the information contained herein. Any requests or questions to the Company should be directed to its Chairman of the Board, Edson “Ted” Arneault, at (412) 972-0123, or its President and Chief Executive Officer, Deborah A. Vitale, at (703) 683-6800.

EXHIBITS

Exhibit A:  Form of Amended and Restated First Tranche Collateralized Convertible Senior Debenture, marked against the original form of First Tranche Collateralized Convertible Senior Debenture

Exhibit B:  Form of replacement Second Tranche Collateralized Convertible Senior Debenture, marked against the original form of Second Tranche Collateralized Convertible Senior Debenture

Exhibit C: Form of replacement Third Tranche Collateralized Convertible Senior Debenture, marked against the original form of Third Tranche Collateralized Convertible Senior Debenture

Exhibit D:  Form of Proposed Amendment No. 1 to Amended and Restated Escrow Agreement

ATTACHMENTS

Attachment I:      Amendment I-Election to Amend

Attachment II:     Amendment II-Election to Amend